EXHIBIT 10.01

Dated the 18 of January 2018

Nice Great International Limited

And

Sleepaid Holding Company

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A G R E E M E N T

For the sale and purchase of shares in

NICE GREAT INTERNATIONAL LIMITED

_________________________________________________

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THIS AGREEMENT is entered into on the January 18, 2018.

BETWEEN :-

(1)	Nice Great International Limited, a company incorporated in Hong Kong with Registration Number 2391531 and having its registered office at Flat/Room B2, Block B, 18/F, Wah Hoi Mans, 254 Electric Road, North Point, Hong Kong (the “Vendor” or “Company”);

(2)	Sleepaid Holding Company, a company incorporated in Nevada with Registration Number E0630372014-5 and having its registered office at Room 10, 1/F, Wellborn Commercial Center, 8 Java Road, North Point, Hong Kong (the “Purchaser”).

WHEREAS :-

(A)	Nice Great International Limited is a company incorporated under the Laws of Hong Kong, China. As at the date of this Agreement, the Vendor legally and beneficially owns the entire issued share capital of the Company.

(B)	Upon the terms and conditions of this Agreement, the Vendor has agreed to sell and Purchaser has agreed to purchase Sale Shares (as hereinafter defined), representing 100% of the issued share capital of the Vendor.

NOW IT IS HEREBY AGREED as follows:

1.	PURPOSE AND DEFINITIONS

1.1	This Agreement sets out the terms and conditions of the agreement between the parties hereto whereby the Purchasers will become the legal and beneficial owner of the Sale Shares (as hereinafter defined).

1.2	In this Agreement, the words and expressions set out below shall have the following meanings attributed to them unless the context shall otherwise require:

“Agreement”	means this agreement including its schedules which constitutes and integral part thereof, as supplemented and amended from time to time;

“Sale Shares”	means the 100% of the issued share capital of the Vendor legally and beneficially owned by itself, all of which have been issued and are fully paid or credited as fully paid;

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“Completion”	means the completion of the sale and purchase of the Sale Shares to and in accordance with Clause 2;

“Consideration”	means the consideration for the Sale Shares as mentioned in Clause 2;

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“US$”	means United States dollars, the lawful currency of United States;

“SPA”	means the formal sale and purchase agreement;

"M&A"	means the proposed merger and acquisition project;

“%”	means per cent.

1.3	Words and phrases defined in section 2 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and any analogous legislation elsewhere shall where the context so admits be construed as having the same meaning in this Agreement.

1.4	References to Recitals, Clauses and Schedules are to the recitals clauses and schedules of this Agreement.

1.5	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing natural persons shall include firms, companies, corporations and un-incorporated associations; words importing the masculine gender shall include the feminine gender and the neuter gender.

1.6	In this Agreement, the words and expressions hereinbefore defined shall (unless the context otherwise requires) bear the same meanings therein given to them and this Agreement shall be construed and interpreted accordingly.

1.7	The headings contained in this Agreement are for the purpose of convenience only and do not form part of and shall not affect the construction of this Agreement or any part thereof.

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2.	SALE AND PURCHASE

2.1	Subject to the terms and condition of the Agreement, the Vendor shall sell and Purchaser shall purchase the Sale Shares free from all charges, liens and other encumbrances whatsoever and together with all rights attached thereto including in particular but without prejudice to the generality of the foregoing the right to all dividends and other distributions declared and/or paid on the Sale Shares on or after the date hereof.

2.2	The total consideration for the Sale Shares shall be US$20,000.00, the Purchaser will pay all due in stocks with price at US$0.40 each share (the “Consideration”). The Vendor will receive 50,000 shares in total after the completion of transfer.

3.	COMPLETION

3.1	Completion shall take place upon the signing of this Agreement at such place as agreed by the parties hereto.

3.2	At Completion: -

(a)	the Vendor shall deliver to the Purchaser a duly executed instrument of transfer and sold note in favor of the Purchaser in respect of its Sale Shares.

(b)	the Purchaser shall deliver to the Vendor a certified copy of the board resolutions of the Purchasers approving the Agreement and the execution and completion thereof and of all documents incidental thereto.

4.	CLAIMS AFTER COMLETION

4.1	The representations, and agreements contained in this Agreement shall remain in full force and effect after and notwithstanding Completion.

4.2	The Purchaser may take action for any material breach or non-fulfillment of any of such representations, and agreements given by the Vendor herein either before or after Completion.

4.3	The Purchaser’s failure to exercise any rights conferred upon the Purchaser by this Clause shall not constitute a waiver of any such right.

5.	ENTIRE AGREEMENT

This Agreement sets out the entire agreement and understanding between the parties hereto for the sale and purchase of the Sale Shares and shall not be altered or supplemented except by written instruments signed by all the parties hereto.

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6.	SUCCESSORS AND ASSIGNS

The Agreement shall be binding upon each party’s successors and permitted assigns and in the case of individuals his estate and personal representatives.

7.	COSTS

7.1	The Purchaser shall bear all legal, accountancy and other costs and expenses incurred in connection with this Agreement and the sale and purchase contemplated hereunder.

7.2	Any stamp duty payable in respect of the sale and purchase of the Sale Shares shall be borne by the Purchasers if any.

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IN WITNESS whereof this Agreement has been duly executed on the date fist above written.

VENDOR

SIGNED by Qiuli Chen	)
For and on behalf of	)
Nice Great International Limited	)
in the presence of: -)

PURCHASER

SIGNED by Tao Wang	)
For and on behalf of	)
Sleepaid Holding Company	)
in the presence of: -)

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